UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2015

ADGS ADVISORY, INC.
(Exact name of registrant as specified in its charter)

Commission file number 001-34274

Delaware	42-1743717
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

11/F, Rykadan Capital Tower 135-137 Hoi Bun Road, Kwun Tong Kowloon, Hong Kong, SAR	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (852) 2374-0002

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the Current Report on Form 8-K filed on May 27, 2015 by ADGS Advisory, Inc. which reported the signing of a Subscription Agreement dated May 19, 2015 by Almonds Kisses Limited, our wholly-owned subsidiary and holding company for our operating subsidiaries (“Almonds Kisses”), and Sky Venture Investment Development Limited, Wong Man Hin Charles and Pristine Treasure Limited (the “Subscribers”) pursuant to which the Subscribers have agreed to purchase in three tranches, and Almonds Kisses has agreed to sell, 8.0% Convertible Bonds (the “Convertible Bonds”) in the maximum principal amount of HK $30,000,000 (approximately US $3,900,000) and the minimum amount of HK $20,000,100 (approximately US $2,600,000).

The first tranche will be in the aggregate principal amount of HK $10,000,000 (approximately US $1,300,000) (the “First Tranche”), the second tranche will be in the aggregate principal amount of HK $10,000,000 and the third tranche will be in the aggregate principal amount of HK $10,000,000 which third tranche will be subject to adjustment to a minimum principal amount of HK $100 in the event the EBITA for the year ended August 31, 2015 is less than HK $24,000,000.

On June 2, 2015, Almonds Kisses closed on the First Tranche and issued Convertible Bonds to the Subscribers in the aggregate principal amount of HK $10,000,000 (approximately US $1,300,000) (the “First Tranche Bonds”). The First Tranche Bonds are due twelve months from the date of issue which may be extended for six months at the discretion of the Subscribers, and bear interest at 8.0% per annum payable monthly in arrears.

As previously disclosed, Almonds Kisses has undertaken to exercise its best endeavors to carry out and implement a restructuring to be completed on or before August 31, 2015 whereby, among other things, we shall spin-off Almonds Kisses by transferring the entire issued share capital of Almonds Kisses to our shareholders. In addition, it is intended that Almonds Kisses will apply for listing of its shares on the Growth Enterprise Market of The Stock Exchange of Hong Kong Limited (the “HK Stock Exchange”) and in connection therewith will conduct a placing or public offer of shares for the purposes of such listing. The First Tranche Bonds will automatically convert into shares of the enlarged share capital of Almonds Kisses upon approval being obtained for the listing of its shares on the HK Stock Exchange.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADGS ADVISORY, INC. (Registrant)

Dated: June 5, 2015	By:	/s/ Li Lai Ying
Li Lai Ying
Chief Executive Officer